Exhibit 10.6

Blue Hills Bank

Phantom Stock Plan

Amendment One

WHEREAS, Blue Hills Bank (the “Bank”) adopted the Blue Hills Bank Phantom Stock Plan (the “Phantom Plan”) in 2011 pursuant to which the Bank has made long term incentive awards (“Awards”) to a select group of management and other identified employees; and

WHEREAS, the Awards are credited to a Phantom Stock Account under the Plan and vest at the end of a three year period based on the continuous employment of the employee until the end of the three year period; and

WHEREAS, upon the vesting of such Awards, the Awards are distributed to the Participants no later than the 15th day of the third month following the Plan year in which the Awards vest; and

WHEREAS, the Bank has determined that it desires to terminate the Plan in December 2013, to fully vest the Awards credited to employees Phantom Stock Accounts in 2011 and 2012 and to distribute such Awards to employees no later than December 31, 2013; and

WHEREAS, the Bank further desires that any Awards that would be credited under the Plan for 2013 shall be distributed directly to employees, as bonuses, no later than March 15, 2014; and

WHEREAS, Article 9 of the Plan permits termination of the Plan and Section 9.3 requires such termination to conform to the requirements of Section 409A of the Internal Revenue Code (“Code”); and

WHEREAS, the Awards under the Plan qualify for the “short-term deferral” exception to Code Section 409A such that the Bank desires to amend Section 9.3 to clarify that Awards that are not subject to Code Section 409A can be immediately distributed upon termination of the Plan.

NOW THEREFORE, in consideration of the above, the Bank hereby amends the Plan as follows:

1. Section 9.2 of the Plan shall be amended to read as follows:

“Section 9.2 Plan Termination Generally. The Bank reserves the right to terminate the Plan at any time by action of the Board with respect to any or all Participants, provided however, that no such termination shall affect adversely the rights of any Participant with respect to any Award previously made to such Participant. Except as provided in Section 9.3, upon Plan termination, Awards accrued in a Participant’s Phantom Stock Account shall be distributed as soon as administratively possible, but in no event later than the 15th day of the third month following the end of the Plan Year in which the Plan is terminated.”

2. Section 9.3 of the Plan shall be amended to read as follows:

“Section 9.3 Plan Terminations Under Section 409A. Notwithstanding anything to the contrary contained in Section 9.2, to the extent Awards under the Plan are subject to Code Section 409A, the Bank shall terminate the Plan only under the following circumstances:

“(a) Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following the termination of the Plan and provided further that all of the Bank’s arrangements which are substantially similar to the Plan are terminated so that the Participants and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

“(b) Upon the Bank’s dissolution or with the approval of a bankruptcy court, provided that the amounts deferred under the Plan are included in the Participants’ gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the Participants’ benefits are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

“(c) Upon the Bank’s termination of the Plan and all other account balance plans (as referenced in Section 409A), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new account balance plans for a minimum of three (3) years following the date of such termination;

the Bank shall distribute all Phantom Stock Account Values, determined as of the date of the termination of the Plan, to the Participants in lump sums, subject to the terms of this Section 9.3.”

3. In all other respects, the Plan shall remain in full force and effect until the Awards under the 2011 and 2012 Awards under the Plan are fully distributed.

IN WITNESS WHEREOF, the Bank, through its duly authorized representative, has signed this Amendment, effective as of the 18th day of December, 2013.

BLUE HILLS BANK

/s/ William M. Parent